UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2013

SIMMONS FIRST NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Arkansas	0-6253	71-0407808
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Main Street, Pine Bluff, Arkansas		71601
(Address of principal executive offices)		(Zip Code)

(870) 541-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of J. Thomas May

On December 31, 2013, J. Thomas May retired as Chairman and Chief Executive Officer and as Director of the Company.  While Mr. May has agreed to make himself available for consultation as requested, he has elected not to enter into any formal relationship with the Company for continued service.

Election of George A. Makris as Chairman and Chief Executive Officer

Pursuant to the previously disclosed management succession plan, on January 1, 2014, George A. Makris assumed the duties of Chairman and Chief Executive Officer of the Company.  Mr. Makris has served as CEO-Elect since January 2, 2013 and has served as a director of the Company since 1997 and served as chairman of the Audit & Security Committee from 2007 until 2012.

Prior to becoming CEO-Elect of the Company, Mr. Makris was the President of M.K. Distributors, Inc., a beverage distributor in Pine Bluff and southeastern Arkansas.  Mr. Makris was employed by M. K. Distributors, Inc. since 1980 and has served as President since 1985.  Mr. Makris previously served as a member of the board of directors of National Bank of Commerce (later known as Worthen Bank of Pine Bluff) from 1985 to 1996 and served as Chairman of the Board from 1994 to 1996.  Mr. Makris received a B.A. degree in Business Administration from Rhodes College in 1978 and an M.B.A. from the University of Arkansas in 1980.

Mr. Makris also serves as Chairman of the Board of Directors of the Economic Development Corporation of Jefferson County~~,~~ and as Chairman of the Board of Trustees of ~~the~~ Jefferson Regional Medical Center. He has previously served as Chairman of the Board of Trustees of the Arts and Science Center for Southeast Arkansas, Chairman of the Board of Directors of the Economic Development Alliance for Jefferson County, Chairman of the Board of Directors of the Greater Pine Bluff Chamber of Commerce, Chairman of the King Cotton Classic Basketball Tournament, Chairman of the Board of Trustees of Trinity Episcopal School, a Director of Simmons First National Bank, a Director of the Wholesale Beer Distributors of Arkansas, a member of the Board of Visitors of the University of Arkansas at Pine Bluff , a Director of the National Beer Wholesalers Association, a member of the Anheuser-Busch Wholesaler Advisory Panel, and a member of the Board of Visitors of University of Arkansas for Medical Sciences, College of Medicine.

Mr. Makris will participate in the Company's executive compensation program, consisting of base salary and bonus, non-equity incentives, equity incentives and benefits.  The base salary for Mr. Makris for 2014 is $503,500.  There is no existing understanding concerning any discretionary bonus for Mr. Makris.  Mr. Makris will participate in the Company’s Executive Incentive Plan for 2014 with a targeted benefit of 50% of salary, or $251,750.  Mr. Makris will also participate in the Company's Executive Equity Compensation Plan for 2014 at a target level of 45% of salary, or $226,575.  Mr. Makris will participate in the retirement, health insurance and welfare benefit plans made available to and for the benefit of the Company's associates.

Mr. Makris does not have an employment contract with the Company or any of its subsidiaries, but he does have an Executive Severance Agreement and a Deferred Compensation Agreement with the Company, which have been previously disclosed. See Exhibits 10.1 and 10.2 for the Executive Severance Agreement and the Deferred Compensation Agreement, respectively.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Executive severance Agreement between Mr. Makris and the Company(incorporated by reference to Exhibit 10.1 to Simmons First National Corporation’s Current Report on Form 8-K filed January 7, 2013 (File No. 000-06253)).

10.2
Deferred Compensation Agreement between Mr. Makris and the Company(incorporated by reference to Exhibit 10.2 to Simmons First National Corporation’s Current Report on Form 8-K filed January 7, 2013 (File No. 000-06253)).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS FIRST NATIONAL CORPORATION

/s/ Robert A. Fehlman
Date: January 2, 2014	Robert A. Fehlman, Senior Executive Vice
President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1
Executive severance Agreement between Mr. Makris and the Company(incorporated by reference to Exhibit 10.1 to Simmons First National Corporation’s Current Report on Form 8-K filed January 7, 2013 (File No. 000-06253)).

10.2
Deferred Compensation Agreement between Mr. Makris and the Company(incorporated by reference to Exhibit 10.2 to Simmons First National Corporation’s Current Report on Form 8-K filed January 7, 2013 (File No. 000-06253)).